Exhibit 99.1

RE: NN, Inc.
207 Mockingbird Lane
3rd Floor
Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Robbie Atkinson	Marilynn Meek
Corporate Treasurer & Investor Relations	(General info)
(423) 434-8398	212-827-3773

FOR IMMEDIATE RELEASE

March 15, 2016

NN, INC. FILES ANNUAL REPORT ON FORM 10-K FOR 2015

Johnson City, Tenn, March 15, 2016 - NN, Inc., (NASDAQ: NNBR), a diversified industrial company, reported that it has today filed its Annual Report on Form 10-K for the year ended December 31, 2015. The report may be viewed or downloaded from the company’s website, www.nninc.com. The Company initially reported its financial results for the fourth quarter and year ended December 31, 2015 on March 10, 2016.

In the GAAP Results section of the March 10, 2016 release, the Company overstated its net loss for the quarter of $27.1 million or $(1.01) per share. The correct net loss for the quarter, as filed in the Company’s Annual Report on Form 10-K on March 15, 2016, is $25.0 million or $(0.93) per share. Similarly, the Company overstated its net loss for the year of $9.6 million or $(0.45) per share. The correct net loss for the year is $7.4 million or $(0.35) per share. The changes resulted primarily from adjustments in income tax expense related to non-deductible mergers and acquisitions expense. Additionally, the Company identified an adjustment related to the Chinese Joint Venture that impacted the share of net income from joint venture and provision for income taxes but did not impact net income.

The changes noted above did not change the Company’s adjusted income from operations, adjusted net income or adjusted earnings per share.

Please see the following reconciliation of changes to the income statement attached in the tables below.

The Company discloses in this press release the non-GAAP financial measures of adjusted income from operations and adjusted net income. Each of adjusted income from operations and adjusted net income provide supplementary information about the impacts of acquisition related expenses, foreign-exchange and other non-operating impacts on its business. The Company believes the presentation of adjusted income from operations and adjusted net income provides useful information in assessing our results of operations

The attached financial tables include a reconciliation of adjusted income from operations and adjusted net income to the GAAP financial measures of income from operations and net income.

NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 42 manufacturing plants in North America, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding completed acquisitions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

Financial Tables Follow

NN, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2015			Twelve Months Ended December 31, 2015

(In Thousands of Dollars, Except Per Share Data)	As Reported in March 10, 2016 Press Release	As Reported in the 10-K on March 15, 2016	Change	As Reported in March 10, 2016 Press Release	As Reported in the 10-K on March 15, 2016	Change
Net sales	$183,855	$183,855	—	$667,280	$667,280	—
Cost of products sold (exclusive of depreciation and amortization shown separately below)	147,773	147,773	—	525,993	525,993	—
Selling, general and administrative	14,771	13,835	(936)	51,902	51,745	(157)
Acquisition related costs excluded from selling, general and administrative	6,256	7,734	1,478	10,884	11,682	798
Depreciation and amortization	18,780	18,780	—	44,482	44,482	—
(Gain) loss on disposal of assets	—	(687)	(687)		(687)	(687)
Restructuring and impairment charges	5,195	7,268	2,073	5,294	7,268	1,974

Income from operations	(8,920)	(10,848)	(1,928)	28,725	26,797	(1,928)
Interest expense	13,357	13,357	—	29,899	29,899	—
Write-off of unamortized debt issuance cost	18,673	18,673	—	18,673	18,673	—
Other expense, net	1,091	(837)	(1,928)	3,103	1,175	(1,928)

Income before provision (benefit) for income taxes and share of net income from joint venture	(42,041)	(42,041)	—	(22,950)	(22,950)	—
Provision (benefit) for income taxes	(13,923)	(14,527)	(604)	(9,914)	(10,518)	(604)
Share of net income from joint venture	951	2498	1,547	3,454	5,001	1,547

Net income (loss)	$(27,167)	$(25,016)	2,151	$(9,582)	$(7,431)	2,151

Basic income (loss) per common share:	$(1.01)	$(0.93)	$0.08	$(0.45)	$(0.35)	$0.10

Weighted average shares outstanding	26,840	26,840	—	21,181	21,181	—

Diluted income (loss) per common share:	$(1.01)	$(.93)	$0.08	$(0.45)	$(0.35)	$.10

Weighted average shares outstanding	26,840	26,840	—	21,181	21,181	—

Cash dividends per common share	$0.07	$0.07	—	$0.28	$0.28	—

NN, Inc.

Reconciliation of Non-GAAP to GAAP Financial Measures

(Unaudited)

Reconciliation of net income to adjusted net income:

NN, Inc. – Total Company	Three Months Ended December 31, 2015		Three Months Ended December 31, 2014

	(In Thousands)	Diluted Earnings Per Share	(In Thousands)	Diluted Earnings Per Share
Net Income	$(25,016)	$(0.93)	$1,618	$0.08
After tax acquisition and integration expenses	23,410	0.87	3,199	0.17
After-tax foreign exchange loss on inter-company loans	31	0.00	317	0.02
After-tax impairment charges	4,565	0.17	577	0.03
Amortization of intangibles & deferred financing costs, net of tax	3,796	0.14	969	0.05

Adjusted Net Income	$6,786	$0.25	$6,680	$0.35

Reconciliation of net income to adjusted net income:

NN, Inc. – Total Company	Twelve Months Ended December 31, 2015		Twelve Months Ended December 31, 2014

	(In Thousands)	Diluted Earnings Per Share	(In Thousands)	Diluted Earnings Per Share
Net Income	$(7,431)	$(0.35)	$8,217	$0.45
After tax acquisition and integration expenses	27,222	1.29	13,553	0.74
After-tax foreign exchange loss on inter-company loans	952	0.04	1,197	0.07
After-tax impairment charges	4,575	0.22	577	0.03
Amortization of intangibles & deferred financing costs, net of tax	7,040	0.33	1,435	0.08

Adjusted Net Income	$32,358	$1.53	$24,979	$1.37

Reconciliation of income from operations to adjusted income from operations:

NN, Inc. – Total Company	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014
	(In Thousands)	(In Thousands)	(In Thousands)	(In Thousands)
Income from operations	$(10,848)	$8,560	$26,797	$27,687
Restructuring & impairment charges	7,379	875	7,379	875
Acquisition and integration expenses	17,931	1,452	23,749	11,311
Amortization of intangibles	4,940	971	7,790	1,340

Adjusted Income from operations	$19,402	$11,858	$65,715	$41,213